Exhibit 4.9

TRUST AGREEMENT

among

LEHMAN ABS CORPORATION,
as Depositor,

[_________],

as Owner Trustee

and

[_________],

as Administrator

Dated as of [_____] [__], 20[__]

LEHMAN ABS CORPORATION,

Home Equity Loan Asset-Backed Notes, Series 20[__]-[__]

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01.

Definitions

1

Section 1.02.

Other Definitional Provisions

4

ARTICLE II
ORGANIZATION

Section 2.01.

Name

5

Section 2.02.

Office

5

Section 2.03.

Purpose and Powers

5

Section 2.04.

Appointment of the Owner Trustee

6

Section 2.05.

Initial Capital Contribution; Declaration of Trust

6

Section 2.06.

Issuance of Initial Residual Certificates

7

Section 2.07.

Liability of the Holder of the Residual Certificates

7

Section 2.08.

Situs of Trust

7

Section 2.09.

Title to Trust Property

7

Section 2.10.

Representations and Warranties of the Depositor

7

Section 2.11.

Tax Treatment

8

Section 2.12.

Investment Company

8

ARTICLE III
THE RESIDUAL CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01.

The Residual Certificates

8

Section 3.02.

Execution, Authentication and Delivery of the Residual Certificates

9

Section 3.03.

Registration of and Limitations on Transfers and Exchanges of the

Residual Certificates

9

Section 3.04.

Lost, Stolen, Mutilated or Destroyed Residual Certificates

12

Section 3.05.

Persons Deemed Certificateholders

12

Section 3.06.

Access to List of Certificateholders’ Names and Addresses

12

Section 3.07.

[Reserved]

12

Section 3.08.

Maintenance of Office or Agency

12

Section 3.09.

Certificate Paying Agent

13

Section 3.10.

Initial Beneficiary

14

Section 3.11.

Distributions on Residual Certificates

14

ARTICLE IV
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01.

Certificate Account

15

Section 4.02.

Application of Trust Funds

15

Section 4.03.

Method of Payment

15

Section 4.04.

[Reserved]

15

Section 4.05.

Segregation of Moneys; No Interest

16

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE; ACTION BY CERTIFICATEHOLDERS

Section 5.01.

General Authority

16

Section 5.02.

General Duties

16

Section 5.03.

Action Upon Instruction

16

Section 5.04.

No Duties Except as Specified under Specified Documents or in

Instructions

17

Section 5.05.

Restrictions

17

Section 5.06.

Prior Notice to the Holder with Respect to Certain Matters

18

Section 5.07.

Action by the Holder with Respect to Bankruptcy

20

Section 5.08.

Restrictions on the Holder’s Power

20

Section 5.09.

Rights of the Insurer

20

Section 5.10.

Insurer’s Rights Regarding Actions, Proceedings or Investigations

21

ARTICLE VI
CONCERNING THE OWNER TRUSTEE

Section 6.01.

Acceptance of Trusts and Duties

22

Section 6.02.

Furnishing of Documents

23

Section 6.03.

Books and Records

23

Section 6.04.

Representations and Warranties

23

Section 6.05.

Reliance; Advice of Counsel

24

Section 6.06.

Not Acting in Individual Capacity

25

Section 6.07.

Owner Trustee Not Liable for Residual Certificates or Collateral

25

Section 6.08.

Owner Trustee May Own Residual Certificates and Notes

26

Section 6.09.

Licenses

26

Section 6.10.

Doing Business in Other Jurisdictions

26

ARTICLE VII
INDEMNIFICATION AND COMPENSATION

Section 7.01.

Trust Expenses

27

Section 7.02.

Indemnification

27

Section 7.03.

Compensation

27

Section 7.04.

Lien on Trust Estate

27

ARTICLE VIII
TERMINATION OF AGREEMENT

Section 8.01.

Termination of Agreement

27

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01.

Eligibility Requirements for Owner Trustee

28

Section 9.02.

Resignation or Removal of Owner Trustee

29

Section 9.03.

Successor Owner Trustee

29

Section 9.04.

Merger or Consolidation of Owner Trustee

30

Section 9.05.

Appointment of Co-Trustee or Separate Trustee

30

ARTICLE X
MISCELLANEOUS

Section 10.01.

Supplements and Amendments

31

Section 10.02.

No Legal Title to Trust Estate in Holder

33

Section 10.03.

Pledge of Collateral by Owner Trustee is Binding

33

Section 10.04.

Limitations on Rights of Others

33

Section 10.05.

Notices

33

Section 10.06.

Severability

33

Section 10.07.

Separate Counterparts

33

Section 10.08.

Successors and Assigns

33

Section 10.09.

Headings

34

Section 10.10.

Governing Law

34

Section 10.11.

No Petition

34

Section 10.12.

No Recourse

34

ARTICLE XI
OFFICERS

Section 11.01.

Appointment of Officers

34

Section 11.02.

Officers to Provide Information to the Owner Trustee

35

Exhibit A

Form of Residual Certificate

Exhibit B

[Reserved]

Exhibit C

Form of Certificate of Trust

Exhibit D-1

Form of Rule 144A Investment Letter

Exhibit D-2

Form of Non-Rule 144A Investment Letter

Exhibit E

Form of ERISA Transfer Affidavit

Exhibit F-1

Form of Residual Certificate Transfer Affidavit (Transferee)

Exhibit F-2

Form of Residual Certificate Transfer Affidavit (Transferor)

Exhibit G

Owner Trustee Fee Letter Agreement

This TRUST AGREEMENT, dated as of [_____] [__], 20[__], is by and among LEHMAN ABS CORPORATION, a Delaware corporation (the “Depositor”), [_________], a [national banking corporation], as Owner Trustee (the “Owner Trustee”), and [_________], a [national banking association], as Administrator (the “Administrator”).

WHEREAS, pursuant to the Transfer and Servicing Agreement entered into simultaneously with this Trust Agreement, Depositor intends to sell, transfer and assign to a Delaware statutory trust created hereunder certain Mortgage Loans and related assets (collectively, the “Collateral”), which statutory trust would then pledge such Collateral under an indenture in order to secure the issuance of its Home Equity Loan Asset-Backed Notes, Series 20[__]-[__] Class A Notes (the “Notes”), the net proceeds of which would be applied toward the purchase of the Collateral.

WHEREAS, the Depositor, the Owner Trustee and the Administrator desire to enter into this Agreement in order to effect the foregoing.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.  Definitions.  For all purposes of this Agreement, the following terms shall have the meanings set forth below.

Actual Knowledge:  With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee responsible for administering the Trust hereunder, or under the Operative Agreements, who has actual knowledge of an action taken or an action not taken with regard to the Trust.  Actions taken or actions not taken of which the Owner Trustee should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.  With respect to the Administrator, any Responsible Officer of the Administrator who has actual knowledge of an action taken or an action not taken with regard to the Trust.  Actions taken or actions not taken of which the Administrator should have had knowledge, or has constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

Agreement or Trust Agreement:  This Trust Agreement and any amendments or modifications hereof.

Authorized Officer:  With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer, or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Trust and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bank:  [_________], in its individual capacity and not as Owner Trustee under this Agreement.

Certificate:  Any Residual Certificate.

Certificate of Trust:  The Certificate of Trust to be filed by the Owner Trustee for the Trust pursuant to Section 3810(a) of the Delaware Trust Statute in the form of Exhibit C hereto.

Certificate Paying Agent:  Initially, the Administrator, in its capacity as Certificate Paying Agent, or any successor to the Administrator in such capacity.

Certificate Register:  The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Residual Certificates and of transfers and exchanges of such Residual Certificates.

Certificate Registrar:  Initially, the Administrator, in its capacity as Certificate Registrar, or any successor to the Administrator in such capacity.

Certificateholder or Holder:  The Person in whose name a Residual Certificate is registered in the Certificate Register.

Collateral:  As defined in the Indenture.

Corporate Trust Office:  With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [_________],[_________],[_________]; or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Certificateholders, or the principal corporate trust office of any successor Owner Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Certificateholders) and with respect to the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at [________], or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders and the Trust.

Delaware Trust Statute:  Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq., as the same may be amended from time to time.

Depositor:  Lehman ABS Corporation, a Delaware corporation.

Eligible Corporation:  A domestic corporation described in section 860L(a)(2) of the Code that (i) is not the obligor on any debt instrument held as part of the Trust, and (ii) is not related, within the meaning of section 860L(g), to any person who is an obligor on any debt instrument held as part of the Trust.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Expenses:  The meaning specified in Section 7.02.

Indenture:  The indenture dated as of [_____] [__], 20[__], between the Issuer and the Indenture Trustee, as such may be amended or supplemented from time to time.

Initial Holder:  [________], or any successor in interest.

Lehman Brothers:  Lehman Brothers Inc., or any successor in interest.

Master Servicer: Aurora Loan Services Inc., or any successor in interest.

Net Proceeds from the Notes:  The proceeds received by the Trust from time to time from the issuance and sale of its Notes, less the costs and expenses incurred in connection with the issuance and sale of such Notes.

Non-U.S. Person:  Any person other than a “United States person” as defined in Section 7701(a)(30) of the Code.

Noteholder:  A Person in whose name a Note is registered on the Note Register.

Officer:  Those officers of the Trust referred to in Article XI.

Operative Agreements:  As defined in the Indenture.

Opinion of Counsel:  One or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be employees of or counsel to the Depositor and who shall be satisfactory to the Owner Trustee and the Administrator, which opinion shall be addressed to the Owner Trustee and the Administrator.

Owner Trustee:  [_________], a [national banking corporation], and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

Percentage Interest:  With respect to any Residual Certificate, the percentage set forth on the face thereof.

Proposer:  The Certificateholder making a written request pursuant to Section 5.07.

Residual Certificates:  One or more Classes of trust certificates evidencing, in the aggregate, the beneficial ownership interest of the Residual Certificateholders in the Trust, substantially in the form of Exhibit A attached hereto.

Responsible Officer:  With respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject; and with respect to the Administrator, any officer with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of, and familiarity with, the particular subject.

Secretary of State:  The Secretary of State of the State of Delaware.

Seller:  Lehman Brothers Holdings Inc.

Single Certificate:  A Residual Certificate representing a 100% Percentage Interest.

Transfer and Servicing Agreement:  The Transfer and Servicing Agreement dated as of [_____] [__], 20[__], by and among the Trust, the Depositor, as seller, the Master Servicer and the Indenture Trustee, as such may be amended or supplemented from time to time.

Trust:  The trust established pursuant to this Agreement which shall carry on its business operations under the name of “Lehman ABS Corporation Home Equity Loan Trust 20[__]-[__].”

Section 1.02.  Other Definitional Provisions.  Capitalized terms used herein and not defined herein shall have the same meanings assigned to them in the Transfer and Servicing Agreement or if not so defined therein, then as defined in the Indenture.

(a)

All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)

As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d)

The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II
ORGANIZATION

Section 2.01.  Name.   The trust established under this Agreement shall be referred to as “Lehman ABS Corporation Home Equity Loan Trust 20[__]-[__]” in which name the Owner Trustee and the Officers may conduct the activities contemplated hereby, including the making and executing of contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02.  Office.  The principal office of the Trust shall be in care of the Owner Trustee, at its Corporate Trust Office.  The Trust shall also have an office in care of the Administrator at its Corporate Trust Office.

Section 2.03.  Purpose and Powers.  The Trust shall have the power and authority to engage in any of the following activities:

(a)

to issue the Notes from time to time pursuant to the Indenture and the Residual Certificates pursuant to this Agreement and to sell, transfer and exchange such Notes and such Residual Certificates;

(b)

with the proceeds of the sale of the Notes and the Residual Certificates, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the Net Proceeds from the Notes to the Depositor in consideration of the transfer to the Trust of the Collateral;

(c)

to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Transfer and Servicing Agreement any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

(d)

to enter into and perform its obligations under the Operative Agreements to which it is to be a party;

(e)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f)

subject to compliance with the Operative Agreements, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions and payments, as applicable, to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities.  The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Operative Agreements.

Section 2.04.  Appointment of the Owner Trustee.  The Depositor hereby appoints the Bank to act as owner trustee of the Trust effective as of the date hereof to have all the rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

The Owner Trustee is hereby authorized to execute this Agreement, the Indenture, the Administration Agreement, the Transfer and Servicing Agreement and any other Operative Agreement on behalf of the Trust.  The Owner Trustee is hereby authorized to take all actions required or permitted to be taken by it in accordance with the terms of this Agreement.

Section 2.05.  Initial Capital Contribution; Declaration of Trust.

(a)

The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1 in exchange for which the Owner Trustee shall issue to the Depositor the Class L Certificate.  The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the Closing Date, of the foregoing contribution which shall constitute the initial corpus of the Trust Estate and shall be deposited in the Certificate Account.  The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.  The Depositor’s payment of such amounts will not increase the Class Principal Balance of the Class L Certificates.

(b)

The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Operative Agreements.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership in which the holders of the Class L Certificates and the holders of the Class B Certificates are partners and that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes.  No later than the Closing Date, the Owner Trustee shall cause the filing of the Certificate of Trust with the Secretary of State.  Except as otherwise provided in this Agreement, the rights of the Certificateholders will be those of beneficial owners of the Trust.

(c)

The Trust will create and maintain capital accounts for the Class B Certificateholders and Class L Certificateholders, reflecting therein all contributions by such holders and allocations of income and loss and withdrawals and distributions.  The initial capital account for the Class B Certificateholders shall reflect capital of zero upon issuance and for the Class L Certificateholders shall reflect capital of $1 upon issuance.

Section 2.06.  Issuance of Initial Residual Certificates.  Upon the formation of the Trust by the initial contribution by the Depositor pursuant to Section 2.05, the Owner Trustee will issue the Residual Certificates to the Initial Holder.

Section 2.07.  Liability of the Holder of the Residual Certificates.  The Certificateholders shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate); provided, however, that the Certificateholders shall not be liable for payments required to be made to or for any losses incurred by a Noteholder in the capacity of an investor in the Notes.  In addition, any third party creditors of the Trust (other than in connection with the obligations described in the following sentence for which the Certificateholders shall be liable) shall be deemed third party beneficiaries of this paragraph.  The Certificateholders shall be liable for any entity level taxes imposed on the Trust.  The obligations of the Certificateholder under this paragraph shall be evidenced by the Residual Certificates.

Section 2.08.  Situs of Trust.  The Trust will be located and administered in the State of Delaware.  All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the States of Delaware, New York or the jurisdiction where the Indenture Trustee maintains bank accounts with respect to collections on the Collateral (which is currently New York).  The only office of the Trust will be as described in Section 2.02 hereof.  The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware, New York, the jurisdiction in which the Indenture Trustee maintains the Certificate Account or such other jurisdiction designated by the Depositor, and payments will be made by the Trust only from Delaware, New York or such other jurisdiction designated by the Depositor.

Section 2.09.  Title to Trust Property.

(a)

Subject to the Indenture, title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII hereof; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Estate be vested in the trustee of the Trust, then title to that part of the Trust Estate shall be deemed to be vested in the Owner Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article IX of this Agreement.

(b)

The Certificateholders shall have beneficial but not legal title to any part of the Trust Estate.  No transfer by operation of law or otherwise of any interest of the Certificateholders shall operate to terminate this Agreement  or the trust created hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

Section 2.10.  Representations and Warranties of the Depositor.  The Depositor hereby represents and warrants to the Owner Trustee and the Administrator as of the Closing Date, as follows:

(a)

The Depositor is a Delaware corporation validly existing and in good standing.  The Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(b)

The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Depositor’s certificate of incorporation or bylaws, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor, or its property is subject, or  (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its respective property is subject.

(c)

To the Depositor’s best knowledge, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

(d)

To the Depositor’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:  (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.11.  Tax Treatment.  [TO BE REVISED BY MN TAX COUNSEL]

Section 2.12.  Investment Company.  Neither the Depositor nor any holder of a Residual Certificate shall take any action which would cause the Trust to become an “investment company” which would be required to register under the Investment Company Act of 1940, as amended.

ARTICLE III
THE RESIDUAL CERTIFICATES AND TRANSFERS OF INTERESTS

Section 3.01.  The Residual Certificates.  The Residual Certificates shall initially be issued as two certificates in definitive, fully registered form and shall initially be registered in the name of the Initial Holder.  No Residual Certificate shall be issued in authorized denominations of less than a 100% Percentage Interest in such Certificates.  The Residual Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee and authenticated in the manner provided in Section 3.02.  A Residual Certificate bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Residual Certificate or did not hold such offices at the date of authentication and delivery of such Residual Certificate.  A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person’s acceptance of a Residual Certificate duly registered in such Person’s name pursuant to Section 3.03.

Section 3.02.  Execution, Authentication and Delivery of the Residual Certificates.  Concurrently with the sale of the Collateral to the Trust pursuant to the Transfer and Servicing Agreement, the Owner Trustee shall cause the Residual Certificates issued hereunder to be executed and authenticated on behalf of the Trust and authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor.  The Residual Certificates shall not entitle its Holder to any benefits under this Agreement or be valid for any purpose unless there shall appear on such Residual Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Owner Trustee or the Administrator, as the Owner Trustee’s authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Residual Certificate shall have been duly authenticated and delivered hereunder.  A Residual Certificate shall be dated the date of its authentication.

Section 3.03.  Registration of and Limitations on Transfers and Exchanges of the Residual Certificates.  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Residual Certificates and of transfers and exchanges of the Residual Certificates as herein provided; provided, however, that no Residual Certificate shall be issued in any such transfer and exchange representing less than a 100% Percentage Interest in such Certificate.  The Administrator shall be the initial Certificate Registrar.  If the Certificate Registrar resigns or is removed, the Owner Trustee, with the consent of the Depositor, shall appoint a successor Certificate Registrar.

Subject to satisfaction of the conditions set forth below, upon surrender for registration of transfer of a Residual Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or cause the Administrator as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Residual Certificate evidencing the Percentage Interest of the Residual Certificate so surrendered and dated the date of authentication by the Owner Trustee or the Certificate Registrar.

Every Residual Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing. Each Residual Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Residual Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Residual Certificates or any other expense arising as a result of any registration of transfer or exchange.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register transfer or exchanges of a Residual Certificate for a period of 15 days preceding the due date for any payment with respect to the Residual Certificates.

No transfer of a Residual Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws.  Except in the case of the initial transfer to the Initial Holder, in the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (i) an investment letter (in the form attached hereto as Exhibit D-1) certifying to the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor that such transferee is a “qualified institutional buyer” under Rule 144A under the Securities Act, or (ii) an investment letter (in the form attached hereto as Exhibit D-2) certifying to the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor that such transferee is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act, and any expense associated with the preparation and execution of any such investment letter shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor.  A Holder desiring to effect the transfer of a Residual Certificate shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Administrator, the Certificate Registrar and the Depositor against any and all liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except in the case of the initial transfer to the Initial Holder, no transfer of a Residual Certificate shall be made unless the Certificate Registrar shall have received a representation letter (in the form attached hereto as Exhibit E) from the proposed transferee of such Residual Certificate to the effect that such proposed transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, which representation letter shall not be an expense of the Trust, the Owner Trustee, the Administrator, the Certificate Registrar or the Depositor.

Notwithstanding anything to the contrary contained herein, the Residual Certificates shall be owned at all times directly by an Eligible Corporation and shall be subject to the restrictions below.

Prior to and as a condition of the registration of any transfer, sale or other disposition of the Residual Certificates:

(i)

the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit F-1 representing and warranting, among other things, that such transferee is an Eligible Corporation, and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit F-2;

(ii)

the Certificate Registrar may (but shall have no obligation to) require the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor and the Certificate Registrar, satisfactory in form and substance to the Certificate Registrar and the Depositor, that such proposed transferee is an Eligible Corporation; and

(iii)

Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of the Residual Certificates to a Person other than an Eligible Corporation, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a holder for any purpose hereunder, including, but not limited to, the receipt of distributions on the Residual Certificates.  The Certificate Paying Agent shall not be under any liability to any person for any registration or transfer of the Residual Certificates to a Person other than an Eligible Corporation, or for the maturity of any payments due on the Residual Certificates to any Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section, unless the Certificate Paying Agent shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is not an Eligible Corporation.  The Certificate Paying Agent shall be entitled to recover from any Holder of the Residual Certificates that was not an Eligible Corporation at the time it became or any subsequent time it ceased to be an Eligible Corporation, all payments made on the Residual Certificates at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Paying Agent shall be paid and delivered to the last preceding Holder.

If any purported transferee shall become a Holder in violation of the provisions of this Section, then upon receipt of written notice to the Certificate Registrar and the Certificate Paying Agent that the registration of transfer of the Residual Certificates to such Holder was not in fact permitted by this Section, then the transfer to that Holder shall be void ab initio and the last preceding Holder that was and that continues to be an Eligible Corporation shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of the Residual Certificates.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section, for making any payment due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the immediately preceding paragraph.

Section 3.04.  Lost, Stolen, Mutilated or Destroyed Residual Certificates.  If (a) a mutilated Residual Certificate is surrendered to the Certificate Registrar, or (b) the Certificate Registrar receives evidence to its satisfaction that a Residual Certificate has been destroyed, lost or stolen, and there is delivered to the Certificate Registrar proof of ownership satisfactory to the Certificate Registrar, together with such security or indemnity as required by the Certificate Registrar and the Owner Trustee to save each of them harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Residual Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust, and the Owner Trustee or the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Residual Certificate, a new Residual Certificate of like tenor and Percentage Interest.  In connection with the issuance of any new Residual Certificate under this Section 3.04, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any expenses of the Owner Trustee or the Certificate Registrar (including any fees and expenses of counsel) and any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Residual Certificate issued pursuant to this Section 3.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Residual Certificate shall be found at any time.

Section 3.05.  Persons Deemed Certificateholders.  Prior to due presentation of a Residual Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Holder as the owner of such Residual Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

Section 3.06.  Access to List of Certificateholders’ Names and Addresses.  The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the name and address of the Holder as of the most recent Record Date.  A Holder, by receiving and holding a Residual Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Certificate Registrar, the Owner Trustee accountable or liable for damages by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.07.  [Reserved].

Section 3.08.  Maintenance of Office or Agency.  The Certificate Registrar on behalf of the Trust, shall maintain an office or offices or agency or agencies where a Residual Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Residual Certificates and the Operative Agreements may be served.  The Certificate Registrar shall give the Owner Trustee prompt notice, in writing, of any such notice or demand.  The Certificate Registrar initially designates the Corporate Trust Office of the Administrator as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.09.  Certificate Paying Agent.

(a)

The Owner Trustee may appoint, and hereby appoints, the Administrator as Certificate Paying Agent under this Agreement.  The Certificate Paying Agent shall make distributions to the Holder from the Certificate Account pursuant to Section 4.02 hereof and Section 5.07 of the Transfer and Servicing Agreement and, upon request, shall report the amounts of such distributions to the Owner Trustee.  The Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Account for the purpose of making the distributions referred to above.  The Administrator hereby accepts such appointment and further agrees that it will be bound by the provisions of this Agreement and the Transfer and Servicing Agreement relating to the Certificate Paying Agent and shall:

(i)

hold all sums held by it for the payment of amounts due with respect to the Residual Certificates in trust for the benefit of the Person entitled thereto until such sums shall be paid to such Person or otherwise disposed of as herein provided;

(ii)

give the Owner Trustee notice of any default by the Trust of which a Responsible Officer of the Administrator has actual knowledge in the making of any payment required to be made with respect to the Residual Certificates;

(iii)

at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv)

immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Residual Certificates if at any time it ceases to meet the standards under this Section 3.09 required to be met by the Certificate Paying Agent at the time of its appointment; and

(v)

not institute bankruptcy proceedings against the Trust in connection with this Agreement.

(b)

In the event that the Administrator shall no longer be the Certificate Paying Agent hereunder, the Owner Trustee, with the consent of the Depositor, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment in trust for the benefit of the Holder entitled thereto until such sums shall be paid to such Holder.  The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Certificate Paying Agent, such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee.  The provisions of Sections 5.03, 5.04, 6.01, 6.05, 6.07, 6.08, 7.01 and 7.02 shall apply to the Administrator also in its role as Certificate Paying Agent for so long as the Administrator shall act as Certificate Paying Agent and, to the extent applicable, to any other Certificate Paying Agent appointed hereunder.  Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.  Notwithstanding anything herein to the contrary, the Administrator and the Certificate Paying Agent shall be the same entity as the Indenture Trustee under the Indenture and the Transfer and Servicing Agreement unless an Indenture Event of Default has occurred and is continuing and the Indenture Trustee determines or is advised that a conflict of interest exists or will exist if the Indenture Trustee continues to act as Administrator and Certificate Paying Agent.  In such event, the Administrator and the Certificate Paying Agent shall resign and the Owner Trustee, with the consent of the Depositor, shall appoint a successor Administrator in accordance with the Administration Agreement.

Section 3.10.  Initial Beneficiary.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Residual Certificates, the Depositor shall be the sole beneficiary of the Trust.

Section 3.11.  Distributions on Residual Certificates.  The Residual Certificateholders will be entitled to distributions on each Payment Date, as provided in this Agreement, the Sale and Servicing Agreement and the Indenture.  With respect to any Payment Date, any amounts remaining in the Distribution Account for payment to the Residual Certificateholders pursuant to Section [5.03(b)(xi)] of the Indenture, to the extent such funds are received by the Owner Trustee, shall be distributed by the Owner Trustee as follows:

(i)

with respect to any Payment Date during the Managed Amortization Period, to the Class B Certificateholders; and

(ii)

with respect to any Payment Date during the Rapid Amortization Period, concurrently, to the Class B Certificateholders and the Class L Certificateholders, pro rata based on their respective Class Principal Balance; provided, however, that the Class G Certificateholders shall have no right to such distributions unless all unpaid and unreimbursed Expenses due and owing to the Owner Trustee pursuant to the Operative Documents (including Section 7.02 herein) shall have been paid from such amounts available for distribution to the Class G Certificates.

provided, further, on the Payment Date on which the Redemption Price is distributed, the portion, if any, of the Redemption Price equal to the Class Principal Balance of the Class L Certificates shall be distributed pursuant to this Section 3.11(a) to the Class L Certificateholders and the portion, if any, of the Redemption Price equal to the Class Principal Balance of the Class B Certificates shall be distributed pursuant to this Section 3.11(a) to the Class B Certificateholders, as applicable.

(b)

With respect to each Payment Date, the Owner Trustee, to the extent the Services has provided the related Servicing Certificate to the Owner Trustee pursuant to Section [__] of the Transfer and Servicing Agreement, shall deliver or make available the Servicing Certificate for such Payment Date to each Residual Certificateholder.

ARTICLE IV
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 4.01.  Certificate Account.  All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof shall be held for the benefit of the Holder and such other persons entitled to payments therefrom.  Except as otherwise expressly provided herein or in the Transfer and Servicing Agreement, the Certificate Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholder.

The Certificate Account shall be subject to and established and maintained in accordance with the applicable provisions of the Transfer and Servicing Agreement and the Indenture, including, without limitation, the provisions of Section 5.07 of the Transfer and Servicing Agreement regarding distributions from the Certificate Account.

Section 4.02.  Application of Trust Funds.

(a)

On each Payment Date, the Owner Trustee shall direct the Certificate Paying Agent to distribute to the Holder, from amounts on deposit in the Certificate Account, the distributions as provided in Sections 5.03 and 5.07 of the Transfer and Servicing Agreement with respect to such Payment Date.  The Owner Trustee hereby directs the Certificate Paying Agent to distribute on each Payment Date to the Holder amounts on deposit in the Certificate Account in accordance with Section 5.07 of the Transfer and Servicing Agreement and the Certificate Paying Agent hereby acknowledges such direction.

(b)

All payments to be made under this Agreement by the Certificate Paying Agent shall be made only from the income and proceeds, including Net Proceeds from the Notes, of the Trust Estate and only to the extent that the Certificate Paying Agent has received such income or proceeds.  The Bank shall not be liable to any Holder, the Indenture Trustee or the Administrator for any amounts payable pursuant to this Section 4.02 except to the extent that non-payment is due to the Owner Trustee’s acts or omissions amounting to willful misconduct or gross negligence.

(c)

Distributions to the Holder shall be subordinated to the creditors of the Trust, including, without limitation, the Noteholders.

Section 4.03.  Method of Payment.  Subject to Section 8.01(c), distributions required to be made to the Holder on any Payment Date as provided in Section 4.02 shall be made to the Person who was the Holder on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if the Holder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register.

Section 4.04.  [Reserved].

Section 4.05.  Segregation of Moneys; No Interest.  Moneys received by or on behalf of the Owner Trustee hereunder and deposited into the Certificate Account will be segregated except to the extent required otherwise by law or the provisions of the Transfer and Servicing Agreement.  The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

ARTICLE V
AUTHORITY AND DUTIES OF THE OWNER TRUSTEE;
ACTION BY CERTIFICATEHOLDERS

Section 5.01.  General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Notes, the Residual Certificates, and the other Operative Agreements to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Operative Agreements to which the Trust is to be a party and any amendment or other agreement or instrument described herein, as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Trust, to direct the Owner Trustee to authenticate the Notes.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Operative Agreements.

Section 5.02.  General Duties.

(a)

It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Operative Agreements to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Operative Agreements and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Operative Agreements to the extent the Administrator has agreed in the Administration Agreement, the Transfer and Servicing Agreement or this Agreement, respectively, to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Operative Agreement, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement, this Agreement or the Transfer and Servicing Agreement, respectively; and

(b)

It shall be the duty of the Depositor under the Administration Agreement to obtain and preserve the Trust’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate.  It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

Section 5.03.  Action Upon Instruction.

(a)

Subject to Article V and in accordance with the terms of the Operative Agreements, the Holder may by written instruction direct the Owner Trustee in the management of the Trust, but only to the extent consistent with the limited purpose of the Trust.  Such direction may be exercised at any time by written instruction of the Holder pursuant to this Article V.

(b)

Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Operative Agreement if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

(c)

Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Operative Agreement, or in the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Operative Agreement or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may promptly give notice (in such form as shall be appropriate under the circumstances) to the Holder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Holder, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or any other Operative Agreement, as it shall deem to be in the best interests of the Holder, and the Owner Trustee shall have no liability to any Person for such action or inaction.

Section 5.04.  No Duties Except as Specified under Specified Documents or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into this Agreement or any Operative Agreement against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to the Trust or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Operative Agreement or to prepare or file any tax return for the Trust.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against the Bank that are not related to the ownership or the administration of the Trust Estate.

Section 5.05.  Restrictions.

(a)

The Owner Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03.  The Holder shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.05.

(b)

The Owner Trustee shall not, except as provided herein, convey or transfer any of the Trust’s properties or assets, including those included in the Trust Estate, to any person unless such conveyance or transfer shall not violate the provisions of the Indenture.

Section 5.06.  Prior Notice to the Holder with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Holder in writing of the proposed action and the Holder shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Holder has consented to such action or provided alternative direction:

(a)

The initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Collateral) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Collateral);

(b)

the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Trust Statute);

(c)

the amendment of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is required;

(d)

the amendment or other change of the Indenture by a supplemental indenture or of this Agreement or any other Operative Agreement in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Holder;

(e)

the amendment of the Transfer and Servicing Agreement in circumstances where the consent of any Securityholder is required;

(f)

the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially and adversely affect the interests of the Holder;

(g)

the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Agreement, as applicable;

(h)

the consent to the calling or waiver of any default of any Operative Agreement;

(i)

the consent to the assignment by the Indenture Trustee of its obligations under any Operative Agreement;

(j)

except as provided in Article VIII hereof, dissolve, terminate or liquidate the Trust in whole or in part;

(k)

the merger, conversion or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust’s assets to any other entity;

(l)

the incurrence, assumption or guaranty by the Trust of any indebtedness other than as set forth in this Agreement;

(m)

the taking of any action which conflicts with any Operative Agreement or would make it impossible to carry on the ordinary business of the Trust or change the Trust’s purpose and powers set forth in this Agreement;

(n)

the confession of a judgment against the Trust;

(o)

the possession of the Trust assets, or assignment of the Trust’s right to property, for other than a Trust purpose; or

(p)

the lending of funds by the Trust to any entity.

In addition, the Trust shall (i) hold itself out as a separate entity from each Noteholder and not conduct any business in the name of any Noteholder, (ii) correct any known misunderstanding regarding its separate identity, (iii) maintain adequate capital in light of its contemplated business operations, (iv) correct any known misunderstanding regarding its separate identity, (v) maintain appropriate minutes or other records of all appropriate actions and shall maintain its office and bank accounts separate from the offices of the Depositor or any of its Affiliates, (vi) conduct its own business in its own name and use stationery, invoices, checks or other business forms under its own name and not that of any Person, Noteholder or Affiliate, (vii) observe all formalities required under the Delaware Trust Statute and other formalities required by the Transaction Documents and (viii) correct any known misunderstanding regarding its separate identity, (ix) maintain its financial and accounting books and records separate from those of any other entity.  In addition, the Trust shall not (i) guarantee or become obligated for the debts of any other person or entity, (ii) acquire the obligations or securities of its Noteholders or its Affiliates, (iii) identify itself as a division of any other person or entity, (iv) commingle its assets with those of any other entity, (v) engage in any business activity in which it is not currently engaged other than as contemplated by the Operative Agreements and related documentation, (vi) form, or cause to be formed, any subsidiaries, (vii) own or acquire any asset other than as contemplated by the Operative Agreements and related documentation, (viii) acquire the obligations or securities of its Affiliates or the Seller, (ix) hold out its credit as being available to satisfy the obligations of any other person or entity, (x) identify itself as a division of any other person or entity, (xi) make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity and (xii) conduct business with the Noteholders or any Affiliate thereof on an arm’s-length basis.  Other than as expressly set forth herein, the Trust shall (i) pay its indebtedness, operating expenses and liabilities from its own funds, and neither incur any indebtedness nor pay the indebtedness, operating expenses and liabilities of any other entity and (ii) not engage in any dissolution, liquidation, consolidation, merger or sale of assets.  Other than as contemplated by the Operative Agreements and related documentation, the Trust shall (i) not pledge its assets for the benefit of any other person or entity and (ii) not follow the directions or instructions of the Depositor.

For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Holder.  The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.  This Agreement is and shall be the only agreement among the parties thereto with respect to the creation, operation and termination of the Trust.

The Owner Trustee shall not have the power, except upon the written direction of the Holder, and to the extent otherwise consistent with the Operative Agreements, to (i) remove or replace the Indenture Trustee, or (ii) institute a bankruptcy against the Trust.  So long as the Indenture remains in effect, to the extent permitted by applicable law, the Holder shall have no power to commence, and shall not commence, any bankruptcy with respect to the Trust or direct the Owner Trustee to commence any bankruptcy with respect to the Trust.

(q)

The Owner Trustee shall not have the power, except upon the written direction of the Holder, to (i) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof, (ii) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement, or (iii) except as expressly provided in the Indenture, to sell the Collateral after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed and authorized by the Holder.

Section 5.07.  Action by the Holder with Respect to Bankruptcy.  The Owner Trustee shall not have the power to commence or consent to a bankruptcy relating to the Trust without the prior approval of the Holder and the delivery to the Owner Trustee by the Holder of a certificate certifying that the Holder reasonably believes that the Trust is insolvent.  This paragraph shall survive for one year and one day following termination of this Agreement.  So long as the Indenture remains in effect, the Holder shall not have the power to institute, and shall not institute, any bankruptcy with respect to the Trust or direct the Owner Trustee to take such action.

Section 5.08.  Restrictions on the Holder’s Power.  The Holder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Operative Agreements or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 5.09.  Rights of the Insurer.  Notwithstanding anything to the contrary in the Operative Agreements, without the prior written consent of the Insurer, the Owner Trustee shall not (i) remove a Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Mortgage Loan or any rights of the Trust thereunder or confess a judgment against the Trust, (iii) authorize the merger or consolidation of the Trust with or into any other statutory trust or other entity or convey or transfer all or substantially all of the Trust’s assets to any other Person, (iv) amend the Certificate of Trust or (v) amend this Agreement in accordance with Section 10.01 of this Agreement.

Section 5.10.  Insurer’s Rights Regarding Actions, Proceedings or Investigations.  Until all Notes have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

(a)

Notwithstanding anything contained herein or in the other Operative Agreements to the contrary and providing that no Insurer Default has occurred or is continuing, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Originators, the Seller, the Depositor, the Trust or any affiliate thereof.  Following notice to the Indenture Trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust, the Owner Trust Estate, the Collateral, and the Trust Property.  All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be included in the Reimbursement Amount.

(b)

In connection with any action, proceeding or investigation that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Operative Agreements, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Originator, the Seller, the Depositor, the Trust or any affiliate thereof, the Owner Trustee hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

(c)

The Owner Trustee hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation that names the Trust or the Indenture Trustee as a party or that could adversely affect the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Operative Agreements, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicers, the Originators, the Seller, the Depositor, the Trust or any affiliate thereof.

(d)

Notwithstanding anything contained herein or in any of the other Operative Agreements to the contrary, the Owner Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Trust, the Owner Trust Estate, the Collateral, the Trust Property or the rights or obligations of the Insurer hereunder or under the Policy or the Operative Agreements.

(e)

Each Residual Certificateholder, by acceptance of its Residual Certificate, as appropriate, and the Owner Trustee agree that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Operative Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Residual Certificateholder or the Owner Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

ARTICLE VI
CONCERNING THE OWNER TRUSTEE

Section 6.01.  Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Agreement and the terms of Section 7.01(a), 7.01(c), 7.01(i) and 7.02 of the Transfer and Servicing Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement.  The Bank shall not be answerable or accountable hereunder or under any other Operative Agreements under any circumstances, except (i) for its own willful misconduct, gross negligence or bad faith, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.04, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 5.04, or (iv) for taxes, fees or other charges based on or measured by any fees, commissions or compensation received by the Bank in connection with any of the transactions contemplated by this Agreement, any other Operative Agreements or the Notes.  In particular, but not by way of limitation:

(a)

The Bank shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

(b)

The Bank shall not be liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Holder;

(c)

No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s rights or powers hereunder or under any other Operative Agreements if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

Under no circumstance shall the Bank be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including the principal of and interest on the Notes;

(e)

The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, the Administrator, the Master Servicer, the Indenture Trustee, any Officer or the Certificate Paying Agent under this Agreement or any other Operative Agreement or otherwise and the Bank shall not be obligated to perform or monitor the performance of any obligations or duties under this Agreement or the other Operative Agreements which are to be performed by the Certificate Paying Agent under this Agreement, the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or by any other Person under any of the Operative Agreements; and

(f)

The Bank shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Operative Agreements, other than the certificate of authentication on the Residual Certificates, and the Bank shall in no event assume or incur any liability, duty or obligation to any Noteholder, the Depositor or to the Holder, other than as expressly provided for herein.

Section 6.02.  Furnishing of Documents.  The Owner Trustee will furnish to the Administrator (for distribution to the Holder), promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee hereunder or under the Operative Agreements unless the Administrator shall have already received the same.

Section 6.03.  Books and Records.  The Owner Trustee shall keep or cause to be kept proper books of record and account of all the transactions under this Agreement, including a record of the name and address of the Holder.  The Owner Trustee shall be deemed to have complied with this Section 6.03 by the appointment of the Administrator and the Certificate Paying Agent to perform the duties hereunder.

Section 6.04.  Representations and Warranties.

(a)

The Bank represents and warrants to the Depositor, for the benefit of the Holder, as follows:

(i)

the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under this Agreement and (assuming due authorization, execution and delivery of this Agreement by the Depositor and Administrator), has the power and authority as Owner Trustee to execute and deliver the Operative Agreements and to perform its obligations thereunder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee, as the case may be, in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(ii)

the Bank has no reason to believe that anyone authorized to act on its behalf has offered any interest in and to the Trust for sale to, or solicited any offer to acquire any of the same from, anyone;

(iii)

the execution, delivery and performance by the Bank, either in its individual capacity or as Owner Trustee, as the case may be, of the Operative Agreements will not result in any violation of, or be in any conflict with, or constitute a default under any of the provisions of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, judgment, order or other agreement to which the Bank is a party or by which it or any of its properties is bound;

(iv)

the execution and delivery by the Bank of this Agreement, and the performance of its duties as Owner Trustee hereunder, do not require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the State of Delaware (except as may be required by the Delaware Trust Statute); and

(v)

there are no pending or, to the best of its knowledge, threatened actions or proceedings against the Bank before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Operative Agreements.

(b)

[_________], as Administrator, hereby represents and warrants to the Depositor, for the benefit of the Holder, that:

(i)

it is a [national banking association] duly organized and validly existing in good standing under the laws of the United States, and has the power and authority to execute, deliver and perform its obligations under this Agreement and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(ii)

it has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

(iii)

neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal, governmental rule or regulation governing the banking or trust powers of the Administrator or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 6.05.  Reliance; Advice of Counsel.

(a)

Except as provided in Section 6.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate or partnership entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president (or the general partner, in the case of a partnership) and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In its exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.02(b), and in the performance of its duties and obligations under this Agreement or the other Operative Agreements, the Owner Trustee may employ agents and attorneys and enter into agreements (including the Administration Agreement) with any of them, and the Owner Trustee shall not be answerable for the default or misconduct of any such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care. If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to this Section 6.05(b), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

(c)

In the administration of the trusts and performance of its duties hereunder, the Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the reasonable advice or opinion of any such counsel, accountants or other skilled Persons.  If, and to the extent, the Depositor shall have failed to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to this Section 6.05(c), as provided in Section 7.01, the Owner Trustee may seek reimbursement therefor from the Trust Estate.

Section 6.06.  Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate for payment or satisfaction thereof.

Section 6.07.  Owner Trustee Not Liable for Residual Certificates or Collateral.  The recitals contained herein and in the Residual Certificates (other than the signature and countersignature of the Owner Trustee on the Residual Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Operative Agreement or of the Residual Certificates (other than the signature and countersignature of the Owner Trustee on the Residual Certificates) or the Notes, or of any Collateral or related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Collateral, or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the completeness of any Collateral; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Operative Agreements or in any related document or the accuracy of any such warranty or representation or any action of the Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

Section 6.08.  Owner Trustee May Own Residual Certificates and Notes.  The Owner Trustee in its individual capacity may become the Holder (provided it is an Eligible corporation) or the owner or pledgee of Notes and may deal with the Depositor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 6.09.  Licenses.  The Depositor shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the other Operative Agreements and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.  It shall be the duty of the Owner Trustee to cooperate with the Depositor with respect to such matters.

Section 6.10.  Doing Business in Other Jurisdictions.  Notwithstanding anything contained herein to the contrary, neither the Bank nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Bank or the Owner Trustee; or (iii) subject the Bank or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Bank or the Owner Trustee, as the case may be, contemplated hereby.  The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Trust) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence.  In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint a co-trustee pursuant to Section 9.05 hereof to proceed with such action.

ARTICLE VII
INDEMNIFICATION AND COMPENSATION

Section 7.01.  Trust Expenses.  The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee in connection therewith.  The Depositor shall also pay (or reimburse the Bank for) all reasonable expenses of the Owner Trustee hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Operative Agreements.

Section 7.02.  Indemnification.  The Depositor and Lehman Brothers, jointly and severally, agree to assume liability for, and indemnify the Bank and its successors, assigns, officers, directors, agents and servants, against and from, any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Operative Agreement, the Collateral, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that Depositor and Lehman Brothers shall not be required to indemnify the Bank for Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01.  The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 7.03.  Compensation.  The Bank shall receive as compensation for its services hereunder such fees as are set forth in the Fee Letter Agreement between the Bank and the Depositor attached hereto as Exhibit G.

Section 7.04.  Lien on Trust Estate.  The Bank shall have a lien on the Trust Estate for any compensation or indemnity due hereunder, such lien to be subject only to prior liens of the Indenture.  The Bank shall not bring any proceedings to foreclose on such lien if and to the extent the Trust Estate is subject to the lien of the Indenture.  Any amount paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be part of the Trust Estate immediately after such payment.

ARTICLE VIII
TERMINATION OF AGREEMENT

Section 8.01.  Termination of Agreement.

(a)

This Agreement (other than Article VII) shall terminate and the trusts created hereby shall dissolve and terminate and the Trust Estate shall, subject to the Indenture and Sections 4.01 and 7.04 and Section 3808 of the Delaware Trust Statute, be distributed to the Holder, and this Agreement shall be of no further force or effect, upon the earlier of (i) the full payment of principal and interest due on all Classes of the Notes; and (ii) the sale or other final disposition by the Indenture Trustee or the Owner Trustee, as the case may be, of all the Trust Estate and the final distribution by the Indenture Trustee or the Owner Trustee, as the case may be, of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Section 4.02.  The bankruptcy, liquidation or dissolution of the Holder shall not operate to terminate this Agreement, nor entitle such Holder’s legal representatives to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)

Except as provided in Section 8.01(a), neither the Depositor nor the Holder shall be entitled to revoke or terminate the Trust established hereunder.

(c)

Notice of any termination of the Trust, specifying the Payment Date upon which the Holder shall surrender its Residual Certificate to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to the Holder and the Rating Agencies mailed within five Business Days of receipt of notice of the final payment on the Notes from the Indenture Trustee, stating (i) the Payment Date upon or with respect to which final payment of the Residual Certificate shall be made upon presentation and surrender of the Residual Certificate at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Residual Certificate at the office of the Certificate Paying Agent therein specified.  The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to the Holder.  Upon presentation and surrender of the Residual Certificate, the Certificate Paying Agent shall cause to be distributed to the Holder amounts distributable on such Payment Date pursuant to Section 5.03 and Section 5.07 of the Transfer and Servicing Agreement.

(d)

Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Trust Statute.

ARTICLE IX
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01.  Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a short-term debt rating of at least “A-1” or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.  If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02.  Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Depositor and the Indenture Trustee.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee.  If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03  and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Rating Agencies.

Section 9.03.  Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.  If the Administrator fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Section 9.04.  Merger or Consolidation of Owner Trustee.  Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 9.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.05.  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, and for the purpose of performing certain duties and obligations of the Owner Trustee with respect to the Trust and the Certificates under the Transfer and Servicing Agreement, the Owner Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

The Owner Trustee hereby appoints the Indenture Trustee as Administrator for the purpose of establishing and maintaining the Certificate Account and making the distributions therefrom to the Persons entitled thereto pursuant to Section 5.03 and Section 5.07 of the Transfer and Servicing Agreement.  The Owner Trustee and the Administrator each agree that upon the occurrence and continuation of an Indenture Event of Default and a determination by the Indenture Trustee that a conflict of interest exists or will exist if the Indenture Trustee continues to act as the Administrator, the Administrator shall resign and the Owner Trustee shall appoint a successor Administrator in accordance with the Administration Agreement.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)

no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)

the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-trustees, as if given to each of them.  Every instrument appointing any separate trustee or co-trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its Agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X
MISCELLANEOUS

Section 10.01.  Supplements and Amendments.  This Agreement may be amended by the Depositor, the Administrator and the Owner Trustee, with the consent of the Holder and with prior written notice to the Rating Agencies, but without the consent of any of the Noteholders or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Holder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Holder or adversely affect the tax status of the Trust.  An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or the Holder and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each Class of Notes.  Notwithstanding the preceding sentence, an opinion shall be required with respect to tax matters as set forth in this paragraph.

This Agreement may also be amended from time to time by the Depositor, the Administrator and the Owner Trustee, with the prior written consent of the Rating Agencies and with the prior written consent of the Indenture Trustee, the Holders (as defined in the Indenture) of Notes evidencing more than 662/3% of the Outstanding Balance of the Notes, and the consent of the Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holder; provided, however, that no such amendment shall, as evidenced by an Opinion of Counsel, adversely affect the tax status of the Trust; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that shall be required to be made for the benefit of the Noteholders or the Holder or (b) reduce the aforesaid percentage of the Outstanding Balance of the Notes required to consent to or to waive the requirement for the Holder to consent to any such amendment, in either case of clause (a) or (b) without the consent of the holders of all the outstanding Notes and the Holder.

Notwithstanding the foregoing, no provision of Sections 2.03 or 5.06 hereof may be amended in any manner unless (i) 100% of the Outstanding Balance of the Noteholders have consented in writing thereto, (ii) the Rating Agencies have consent in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Holder, the Indenture Trustee and the Rating Agencies.

It shall not be necessary for the consent of the Holder, the Noteholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of the Holder provided for in this Agreement or in any other Operative Agreement) and of evidencing the authorization of the execution thereof by the Holder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Administrator shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Agreement.  Neither the Owner Trustee nor the Administrator shall be obligated to enter into any such amendment which affects the Owner Trustee’s or Administrator’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.02.  No Legal Title to Trust Estate in Holder.  The Holder shall not have legal title to any part of the Trust Estate and shall only be entitled to receive distributions with respect to its undivided beneficial interest therein pursuant to Section 4.02 once all amounts then owing with respect to the Notes have been paid in accordance with the Indenture.  No transfer, by operation of law of any right, title and interest of the Holder in and to its undivided beneficial interest in the Trust Estate or hereunder shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 10.03.  Pledge of Collateral by Owner Trustee is Binding.  The pledge of the Collateral to the Indenture Trustee by the Trust made under the Indenture and pursuant to the terms of this Agreement shall bind the Holder and shall be effective to transfer or convey the rights of the Trust and the Holder in and to such Collateral to the extent set forth in the Indenture.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such pledge or as to the application of any proceeds with respect thereto by the Owner Trustee.

Section 10.04.  Limitations on Rights of Others.  Nothing in this Agreement, whether express or implied (except for Section 7.04), shall be construed to give to any Person other than the Owner Trustee and the Holder any legal or equitable right in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.05.  Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by courier or mailed by certified mail, postage prepaid, (a) if to the Owner Trustee or the Trust, addressed to it at c/o [________], Attention: [________]or to such other address as the Owner Trustee may have set forth in a written notice to the Holder and the Depositor addressed to it at the address set forth for such Certificateholders in the Certificate Register; (b) if to the Administrator, [_________], Attention:  [________]; and (c) if to the Depositor, Lehman ABS Corporation, 745 Seventh Avenue, New York, New York 10019, Attention: Mortgage Backed Finance (LABS 20[__]-[__]).  Whenever any notice in writing is required to be given by the Owner Trustee or the Administrator, such notice shall be deemed given and such requirement satisfied if such notice is mailed by certified mail, postage prepaid, addressed as provided above.

Section 10.06.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07.  Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.08.  Successors and Assigns.  All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Depositor and the Holder and its respective successors, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by the Holder shall bind the successors of such Holder.

Section 10.09.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10.  Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.11.  No Petition.

(a)

The Owner Trustee and the Administrator, by entering into this Agreement, the Holder, by accepting the Residual Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Residual Certificates, the Notes, this Agreement or any of the other Operative Agreements.

(b)

The Depositor shall not be liable for the default or misconduct of the Administrator, the Owner Trustee, the Indenture Trustee or the Certificate Paying Agent under any of the Operative Agreements or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Operative Agreements that are required to be performed by the Administrator under the Administration Agreement or the Indenture Trustee under the Indenture.

Section 10.12.  No Recourse.  The Holder by accepting a Residual Certificate acknowledges that such Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Administrator, the Owner Trustee, any co-trustee, the Bank or any Affiliate thereof (other than the Trust) and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Residual Certificates or the other Operative Agreements.

ARTICLE XI
OFFICERS

Section 11.01.  Appointment of Officers.  The Trust may have one or more Officers who are hereby empowered to take and are responsible for performing all ministerial duties on behalf of the Trust pursuant to this Agreement and the other Operative Agreements, including, without limitation, the execution of the Officers’ Certificate (as defined in the Indenture), the Trust Order (as defined in the Indenture), the Trust Request (as defined in the Indenture), the annual compliance report required under Section 3.09 of the Indenture, and any annual reports, documents and other reports which the Trust is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.  Each of the Chairman of the Board, the Chief Executive Officer, the President, each Senior Vice President and each Vice President of the Depositor is hereby appointed as an Officer of the Trust.  The Depositor shall promptly deliver to the Owner Trustee and the Indenture Trustee a list of its officers who shall become the Officers of the Trust pursuant to this Section 11.01.

Section 11.02.  Officers to Provide Information to the Owner Trustee.  It shall be the duty of each Officer to keep the Owner Trustee reasonably and promptly informed as to material events relating to the Trust, including, without limitation, all claims pending or threatened against the Trust, the purchase and sale of any material portion of the Trust Estate and the execution by such Officer on behalf of the Trust of any material agreements or instruments.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

LEHMAN ABS CORPORATION, as Depositor

By:____________________________

Name:

Title:

[_________],

not in its individual capacity but solely as

Owner Trustee

By:____________________________

Name:

Title:

[_________],

not in its individual capacity but solely as Administrator

By:____________________________

Name:

Title:

Acknowledged and Agreed, solely

for purposes of Section 7.02:

LEHMAN BROTHERS INC.

By: _____________________________

Name:

Title:

EXHIBIT A

FORM OF RESIDUAL CERTIFICATE

THIS RESIDUAL CERTIFICATE REPRESENTS CERTAIN RESIDUAL RIGHTS TO PAYMENT TO THE EXTENT DESCRIBED HEREIN AND IN THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS RESIDUAL CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS RESIDUAL CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS RESIDUAL CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.10 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS RESIDUAL CERTIFICATE MAY BE MADE UNLESS THE TRANSFEREE PROVIDES A REPRESENTATION LETTER FROM THE TRANSFEREE OF SUCH RESIDUAL CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE INSURER, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT ACQUIRING THE RESIDUAL CERTIFICATE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHETHER OR NOT SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHETHER OR NOT SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY DEEMED TO HOLD THE ASSETS OF THE FOREGOING, WHICH REPRESENTATION LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE OR THE INSURER.

NO TRANSFER OF A RESIDUAL CERTIFICATE SHALL BE MADE UNLESS SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR IS MADE IN ACCORDANCE WITH SAID ACT AND LAWS.  EXCEPT FOR THE INITIAL ISSUANCE OF THE CLASS G CERTIFICATE TO THE DEPOSITOR, THE OWNER TRUSTEE SHALL REQUIRE (i) THE TRANSFEREE TO EXECUTE AN INVESTMENT LETTER ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE INSURER CERTIFYING TO THE OWNER TRUSTEE AND THE INSURER THE FACTS SURROUNDING SUCH TRANSFER, WHICH INVESTMENT LETTER SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE, OR THE INSURER OR (ii) IF THE INVESTMENT LETTER IS NOT DELIVERED, A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE, THE INSURER AND THE DEPOSITOR THAT SUCH TRANSFER MAY BE MADE PURSUANT TO AN EXEMPTION, DESCRIBING THE APPLICABLE EXEMPTION AND THE BASIS THEREFOR, FROM SAID ACT OR IS BEING MADE PURSUANT TO SAID ACT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE OWNER TRUSTEE, THE INSURER OR THE DEPOSITOR.  THE HOLDER OF A RESIDUAL CERTIFICATE DESIRING TO EFFECT SUCH TRANSFER SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE DEPOSITOR AND THE INSURER AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH SUCH FEDERAL AND STATE LAWS.

THE RESIDUAL CERTIFICATES AND ANY INTEREST THEREIN SHALL NOT BE TRANSFERRED UNLESS THE TRANSFEREE OF THE RESIDUAL CERTIFICATES SHALL DELIVER TO THE OWNER TRUSTEE, AND THE INSURER AN OPINION OF COUNSEL TO THE EFFECT THAT (A) SUCH TRANSFER WILL NOT ADVERSELY AFFECT THE TREATMENT OF THE NOTES AFTER SUCH TRANSFER AS DEBT FOR FEDERAL AND APPLICABLE STATE INCOME TAX PURPOSES, (B) SUCH TRANSFER WILL NOT RESULT IN THE TRUST BEING SUBJECT TO TAX AT THE ENTITY LEVEL FOR FEDERAL OR APPLICABLE STATE TAX PURPOSES, (C) SUCH TRANSFER WILL NOT HAVE ANY MATERIAL ADVERSE IMPACT ON THE FEDERAL OR APPLICABLE STATE INCOME TAXATION OF A NOTEHOLDER OR ANY RESIDUAL CERTIFICATEHOLDER AND (D) SUCH TRANSFER WILL NOT RESULT IN THE ARRANGEMENT CREATED BY THE TRUST AGREEMENT OR ANY “PORTION” OF THE TRUST, BEING TREATED AS A TAXABLE MORTGAGE POOL AS DEFINED IN SECTION 7701(I) OF THE CODE.

THIS RESIDUAL CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

LEHMAN ABS CORPORATION HOME EQUITY LOAN TRUST, 20[__]-[__] RESIDUAL CERTIFICATE

Class:  __________

Percentage Interest:  100%

Cut-Off Date:  __________, 200_

First Payment Date:  __________, 200_

Issue Date:  __________, 200_

No. 1

[_________]

Residual Certificateholder

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Residual Certificates referred to in the within mentioned Trust Agreement.

[_________],

not in its individual capacity but solely as Owner Trustee

By:________________________________

Authenticating Agent

The Trust was created pursuant to a Trust Agreement dated as of ________, 200_ (the “Trust Agreement”), among the Depositor, [_________], as owner trustee (the “Owner Trustee”) and [_________], as Administrator (the “Administrator”), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Residual Certificate is one of the duly authorized Residual Certificates designated as “Lehman ABS Corporation Home Equity Loan Asset Backed Certificates, Class _____” (herein called, together with the Lehman ABS Corporation Home Equity Loan Asset Backed Certificates, Class _____, the “Residual Certificates”).  Also issued by the Trust under the Indenture is one class of Notes designated as Class A Notes (the “Notes”).  These Residual Certificates are issued under and are subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Residual Certificate by virtue of the acceptance hereof assents and by which such holder is bound.  The property of the Trust includes a pool of certain adjustable rate home equity revolving credit line loans (the “Mortgage Loans”) (including any Additional Balances related thereto).

Under the Trust Agreement, there will be distributed on the __th day of each month or, if such __th day is not a Business Day, the next Business Day (the “Payment Date”), commencing on __________, 200_, to the Person in whose name this Residual Certificate is registered at the close of business on the Business Day preceding such Payment Date (the “Record Date”) such Residual Certificateholder’s Percentage Interest in the amount to be distributed to Residual Certificateholders on such Payment Date.

The holder of this Residual Certificate acknowledges and agrees that its rights to receive distributions in respect of this Residual Certificate are subordinated to the rights of the Noteholders as described in the Transfer and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

The holder of this Residual Certificate, by acceptance of this Residual Certificate, specifically acknowledges that it has no right to or interest in any monies at any time held in the Trust Estate prior to the release of such monies pursuant to Section [8.7(b)(xiii)] of the Indenture, such monies being held in trust for the benefit of the Noteholders and the Insurer.  Notwithstanding the foregoing, in the event that it is ever determined that the monies held in the Trust Estate constitute a pledge of collateral, then the provisions of the Transfer and Servicing Agreement shall be considered to constitute a security agreement and the holder of this Residual Certificate hereby grants to the Indenture Trustee and the Insurer a first priority perfected security interest in such amounts.  In addition, each Residual Certificateholder, by acceptance of its Residual Certificate, hereby appoints the Depositor as its agent to pledge a first priority perfected security interest in the Reserve Fund and agrees to execute and deliver such instruments of conveyance, assignment, grant, confirmation, etc., as well as any financing statements, in each case as the Insurer shall consider reasonably necessary in order to perfect the Indenture Trustee’s security interest in the Trust Property.

In the event that the Residual Certificates are held by more than one Holder, it is the intent of the Depositor, the Servicer, and the Residual Certificateholders that, for purposes of Federal income taxes, the Trust will be treated as a partnership and the Residual Certificateholders will be treated as partners in that partnership.  The Depositor and any other Residual Certificateholders, by acceptance of a Residual Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Residual Certificates for such tax purposes as partnership interests in the Trust.  Each Residual Certificateholder, by its acceptance of a Residual Certificate, covenants and agrees that such Residual Certificateholder will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Residual Certificates, the Certificates, the Trust Agreement or any of the Basic Documents.

Distributions on this Residual Certificate will be made as provided in the Transfer and Servicing Agreement and the Indenture by the Owner Trustee by wire transfer to the Residual Certificateholder of record in the Certificate Register without the presentation or surrender of this Residual Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Residual Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Residual Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Corporate Trust Office.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Residual Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

The Residual Certificates do not represent an obligation of, or an interest in, the Company, the Depositor, the Servicer, the Insurer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents.  In addition, this Residual Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Mortgage Loans, as more specifically set forth herein, in the Transfer and Servicing Agreement and in the Indenture.  A copy of each of the Transfer and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Residual Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Residual Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the prior written consent of the Insurer and with the consent of the holders of the Notes and the Residual Certificates evidencing not less than a majority of the outstanding Notes and the Residual Certificates.  Any such amendment shall be conclusive and binding upon the holder of this Residual Certificate and on all future holders of this Residual Certificate and of any Residual Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Residual Certificate.  The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Residual Certificates (other than the Depositor, or the Insurer).

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Residual Certificate is registrable in the Certificate Register upon surrender of this Residual Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Residual Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.  The initial Certificate Registrar appointed under the Trust Agreement is [_________].

The Residual Certificates are issuable only as registered Residual Certificates without coupons in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof.  As provided in the Trust Agreement and subject to certain limitations therein set forth, Residual Certificates are exchangeable for new Residual Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same.  No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Certificate Registrar, or the Insurer may treat the person in whose name this Residual Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, the Insurer nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Residual Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Indenture and the Transfer and Servicing Agreement and the disposition of all property held as part of the Trust.  The Depositor may at its option redeem the Notes at a price and upon the satisfaction of certain conditions specified in Section [7.01(b)] of the Transfer and Servicing Agreement, and if all of the Notes are redeemed, such redemption may result in termination of the Trust which may effect a transfer of the Residual Certificates; however, such right of purchase is exercisable, subject to certain restrictions set forth in the Transfer and Servicing Agreement.

The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Residual Certificate or of any Mortgage Loan or related document.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Residual Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Transfer and Servicing Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Certificate to be duly executed.

LEHMAN ABS CORPORATION HOME EQUITY LOAN TRUST, 20[__]-[__]

By:  [_________], not in its individual capacity but solely as Owner Trustee

By:______________________________

Name:

Title:

Dated:  __________, 200_

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Residual Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

 Attorney to transfer said Residual Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

________________________________*

Signature Guaranteed:

________________________________*

___________________

*

NOTICE:  The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Residual Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF CERTIFICATE OF TRUST OF

LEHMAN ABS CORPORATION HOME EQUITY LOAN TRUST 20[__]-[__]

THIS Certificate of Trust of Lehman ABS Corporation, Series 20[__]-[__] (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. CODE, Sections 3801 et seq.) (the “Act”)

1.

NAME.  The name of the statutory trust formed hereby is “LEHMAN ABS CORPORATION HOME EQUITY LOAN TRUST 20[__]-[__].”

2.

DELAWARE TRUSTEE.  The name and business address of the trustee of the Trust in the State of Delaware are [_________], Attention: [_________].

3.

EFFECTIVE DATE.  This Certificate of Trust shall be effective on [           ], 20[__].

IN WITNESS WHEREOF, the undersigned, being the owner trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[_________],
as Owner Trustee

By:_____________________________

Name:

Title:

EXHIBIT D-1

FORM OF RULE 144A INVESTMENT LETTER

__________________

Date

[_________],

  as Certificate Registrar

[_________]

[_________]

Attention:  Corporate Trust Department

Re:

Lehman ABS Corporation Home Equity Loan Trust Residual Certificate, Series 20[__]-[__]

Ladies and Gentlemen:

In connection with our acquisition of the Lehman ABS Corporation Home Equity Loan Trust Residual Certificates, Series 20[__]-[__] (the “Certificate”), we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Structured Asset Securities Corporation (the “Depositor”) concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificate or any interest in the Certificate, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificate or any interest in the Certificate from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificate under the Act or that would render the disposition of the Certificate a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificate and (e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”).  We are aware that the sale to us is being made in reliance on Rule 144A.

We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and understand that such Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (2) pursuant to another exemption from registration under the Act.

In addition, we hereby certify that we either (i) are not a pension, profit-sharing or other employee benefit plan, including a “Keogh” plan or individual retirement account that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any other substantially similar law) or any entity deemed to hold the plan assets of the foregoing or (ii) are a pension, profit-sharing or other employee benefit plan, including a “Keogh” plan or individual retirement account, or an entity deemed to hold the plan assets of the foregoing and our acquisition and holding of the Certificates, throughout the period that we will hold the Certificates, will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or if we are subject to any substantially similar law, will not result in a violation of any such substantially similar law.

We hereby acknowledge that under the terms of the Trust Agreement among Lehman ABS Corporation, as Depositor, [_________], as Owner Trustee, and [_________], as Administrator, dated as of [_____] [__], 20[__], no transfer of the Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

We hereby indemnify the Depositor, Certificate Registrar and the Owner Trustee against any liability that may result to either of them if our transfer or other disposition of any Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws, the provisions of this certificate or the applicable provisions of the Indenture.

Very truly yours,

[Name of Transferee]

By:______________________________

Name:

Title:

EXHIBIT D-2

FORM OF NON-RULE 144A INVESTMENT LETTER

__________________

Date

[_________],

  as Certificate Registrar

[_________]

[_________]

Attention:  Corporate Trust Department

Re:

Lehman ABS Corporation Home Equity Loan Trust Residual Certificates

Series 20[__]-[__]

Ladies and Gentlemen:

In connection with our acquisition of the above-referenced certificates (the “Certificates”) we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement dated as of [_____] [__], 20[__], among Lehman ABS Corporation, as Depositor, and [_________], as Owner Trustee.

In addition, we hereby certify that we either (i) are not a pension, profit-sharing or other employee benefit plan, including a “Keogh” plan or individual retirement account that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any other substantially similar law) or any entity deemed to hold the plan assets of the foregoing or (ii) are a pension, profit-sharing or other employee benefit plan, including a “Keogh” plan or individual retirement account, or an entity deemed to hold the plan assets of the foregoing and our acquisition and holding of the Certificates, throughout the period that we will hold the Certificates, will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or if we are subject to any substantially similar law, will not result in a violation of any such substantially similar law.

We hereby acknowledge that under the terms of the Trust Agreement among Lehman ABS Corporation, as Depositor, [_________], as Owner Trustee, and [_________], as Administrator, dated as of [_____] [__], 20[__], no transfer of the Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

We hereby indemnify the Owner Trustee, the Depositor and the Certificate Registrar against any liability that may result to either of them if our transfer or other disposition of any Certificates (or any interest therein) is not exempt from the registration requirements of the Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

Very truly yours,

[Name of Transferee]

By:_______________________________

Name:

Title:

EXHIBIT E

[Reserved]

EXHIBIT F-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

The undersigned, being first duly sworn, deposes and says as follows:

1.

The undersigned is the __________________________ of _______________ (the “Purchaser”), a [corporation duly organized] and existing under the laws of ________________, on behalf of which he [she] makes this affidavit.

2.

The Purchaser’s Taxpayer Identification Number is _________.

3.

The Purchaser is a domestic corporation described in Section 860L(a)(2) of the Code that (i) is not the obligor on any debt instrument held as part of the Trust and (ii) is not related, within the meaning of Section 860L(g), to any person who is an obligor on any debt instrument held as part of the Trust.  The Purchaser is acquiring the Residual Certificate directly for its own account and not as the trustee, nominee, or agent for another.

4.

The Purchaser is not, and on _________ [date of transfer] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire the Residual Certificate.

5.

The Purchaser hereby acknowledges that under the terms of the Trust Agreement dated as of [_____] [__], 20[__] (the “Trust Agreement”), between Lehman ABS Corporation, as Depositor, and [_________], as Owner Trustee, no transfer of the Residual Certificate shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire the Residual Certificate.

6.

The Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Ownership Interest.

7.

The Purchaser will not transfer the Residual Certificate to any person or entity (i) as to which the Purchaser has reason to believe does not satisfy the requirements set forth in this affidavit, and (ii) without obtaining form the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit F-1 to the Agreement.

8.

The Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of the Residual Certificate to any Person other than a domestic corporation described in Section 860L(a)(2) of the Code that (i) is not the obligor on any debt instrument held as part of the Trust and (ii) is not related, within the meaning of Section 860L(g) to any person who is an obligor on any debt instrument held as part of the Trust Estate.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ ______.

_________________________________

Print Name of Purchaser

By: ______________________________

       Name:

       Title:

Personally appeared before me the above-named [name of officer] ________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _______ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of ________ 20__.

NOTARY PUBLIC

____________________________

COUNTY OF ________________

STATE OF __________________

My commission expires the ___ day of ______ ____.

EXHIBIT F-2

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

Re:

LEHMAN ABS CORPORATION, HOME EQUITY LOAN TRUST 20[__]-[__]

__________________ (the “Transferor”) has reviewed the attached affidavit of _________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained therein is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

_____________________________

[Name of Transferor]

By: __________________________

Name:

Title:

Date:

EXHIBIT G

OWNER TRUSTEE FEE LETTER AGREEMENT

[TO BE PROVIDED]